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                    SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549

                  -------------------------------------

                                 FORM 8-K

                              CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of the
                     Securities Exchange Act of 1934


Date of Report  (Date of earliest event reported): December 10, 1996

                             TCSI Corporation
          (Exact name of registrant as specified in its charter)

         Nevada                    0-19377                 68-0140975
(State of incorporation)         (Commission             (IRS Employer
                                 File Number)          Identification No.)

2121 Allston Way, Berkeley, California                       94704
(Address of principal executive offices)                   (Zip Code)

Registrant's telephone number, including area code:  (510) 649-3700

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Item 5.  Other Events.

         On December 10, 1996, TCSI Corporation issued a press release, a copy of which is filed herewith as Exhibit 28.

                                SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             TCSI Corporation

By: /s/Paul A. Farmer
    -----------------
Paul A. Farmer
Chief Financial Officer

Date: December 10, 1996

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                            INDEX TO EXHIBITS

28.  Press Release, dated December 10, 1996

           TCSI Promotes Dr. Ram Banin To President And C.O.O.

        Bart Heenan Appointed Vice President of Solutions Delivery

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For additional information contact:

TCSI Corporation
Press Inquiries:
     Susan Trainer - (510) 837-5503

BERKELEY, California - December 10, 1996 - TCSI Corporation (Nasdaq: TCSI), a global provider of software to the telecom industry, announced today the promotion of Dr. Ram Banin to the position of president and chief operating officer. Roger A. Strauch continues as chairman and chief executive officer. Also announced was the appointment of J. Bart Heenan, a former executive with General Electric (GE) to the key position of vice president, Solutions Delivery.

Dr. Banin holds a Ph.D. and an M.A. in computer science from the University of California at Berkeley. He has been with the company for over four years as executive vice president and general manager of TCSI's Object Software Group, the division that has led TCSI's growth in recent years. With the recently announced transition of TCSI's semiconductor technology group to Atmel Corporation, the Company will now operate as a single functional organization focused on the telecom industry worldwide.

Bart Heenan joins TCSI following ten years with GE where he excelled in various positions, including general management of technical services and international sales and marketing. Mr. Heenan graduated Magna Cum Laude from Virginia Polytechnical Institute, Blacksburg, and graduated in the top five percent of his class from the GE financial management program. At TCSI, he will be responsible for worldwide development and delivery of customer solutions built on TCSI's software products through teams based in Europe, the Pacific Rim, and North America.

"The telecom industry is in the midst of tremendous change," said Roger Strauch, chairman and CEO for TCSI. "I believe Ram Banin has the experience, talent, and commitment to build upon TCSI's position in the network and services management segment of this market. "

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About TCSI Corporation
TCSI is a leading provider of integrated software products and services for the global telecom industry. A pioneer in object-oriented technology, TCSI products and services enable telecom service providers and equipment manufacturers to rapidly meet the growing demand for integrated and automated management of a wide range of networks and services. TCSI serves its customers in offices throughout North America, Europe, and the Pacific Rim.

TCSI Corporation Products and Services
TCSI provides integrated products and services to many of the world's largest and most successful telecom companies. TCSI's Solution Suites are integrated packages of applications to automate the management processes of Intelligent Network, Broadband, and Digital Cellular services and networks. Object Services Package (OSP), TCSI's leading frameworks and middleware package, enables the rapid development and deployment of advanced element, network, and service management systems. TCSI also offers a full range of consulting, customized development, training and support services to complement its products.

Statements contained in this press release which are not historical facts are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to a number of risks and uncertainties which could cause actual results to differ materially from those projected. Such risks and uncertainties include in particular the size and timing of license fees closed during the quarter. Additional risks are detailed in the Company's filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q.


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